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                                                                 EXHIBIT 5

DMBW, INC.
DERRY, MICHENER, BOOTH & WAHL
13949 W. Colfax Ave., Suite 110, Golden, CO 80401
Tel: (303) 233-8786   Fax: (303) 232-2586
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June 6, 1996



Dakota Mining Corporation
410 17th Street, Suite 2450
Denver, CO  80202

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Dakota Mining Corporation (the "Company") covering 1,606,446 common shares of the Company of our report dated March 10, 1995 entitled "Audit of Ore Reserves at the Anchor Hill Deposit, Lawrence County, South Dakota" which report is referred to in the December 31, 1995 annual report on Form 10-K of the Company.


Yours truly,

DMBW, INC.


/s/ David A. Rhoades, Associate, CPG #7630